DIGITALBRIDGE

SUPPLEMENTAL FINANCIAL REPORT

FIRST QUARTER 2023

May 3, 2023

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.
The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This financial supplemental package includes certain non-GAAP financial measures and operating metrics that are not defined by generally accepted accounting principles, or GAAP.
Following our decision not to maintain qualification as a REIT for 2022, we no longer present Funds From Operations and Adjusted Funds From Operations, supplemental non-GAAP measures commonly used by equity REITs. Resulting from the significant growth in our digital investment management business, effective the second quarter of 2022, we report Distributable Earnings (“DE”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and, specific to our IM segment, Fee Related Earnings (“FRE”) as non-GAAP financial measures attributable to the DBRG OP, which more closely align the key performance metrics of our core business to the alternative investment management industry.
We use these non-GAAP financial measures in evaluating the Company’s business performance and in making operating decisions. As we evaluate profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations. These non-GAAP financial measures should not be considered alternatives to GAAP net income or loss as indicators of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indicators of the availability of funds for our cash needs, including funds available to make distributions. Our calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be directly comparable to those calculated by other companies in similar lines of business.
In evaluating the information presented throughout this supplemental financial report, refer to the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical information in this presentation may reflect certain adjustments to information reported in prior periods.

Distributable Earnings: DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments, where applicable: transaction-related costs; restructuring charges (primarily severance and retention costs); realized and unrealized gains or losses, except realized gains or losses related to digital assets, including fund investments, in Corporate and Other; depreciation, amortization and impairment charges; interest expense on finance leases; debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; equity-based compensation costs; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures necessary to maintain operating real estate; and income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total.

We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core in nature and allows for our operating results to be more comparable period-over-period and relative to other companies in similar lines of business.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Adjusted EBITDA represents DE adjusted to exclude the following items attributable to the Operating Company: interest expense as included in DE, income tax benefit or expense as included in DE, preferred stock dividends, principal investment income or loss as included in DE, placement fee expense, our share of incentive fees and realized carried interest allocation or reversal net of associated compensation expense or reversal, certain investment costs for capital raising that are not reimbursable by our sponsored funds, and capital expenditures as deducted in DE. Adjusted EBITDA is presented on a reportable segment basis and for the Company in total.

We believe that Adjusted EBITDA is a meaningful supplemental measure of performance because it presents the Company’s operating performance independent of its capital structure, leverage and non-cash items, which allows for better comparability against entities with different capital structures and income tax rates. However, because Adjusted EBITDA is calculated without the effects of certain recurring cash charges, including interest expense, taxes and capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited.

Investment Management Fee Related Earnings (IM FRE): IM FRE is calculated as recurring fee income and other income inclusive of cost reimbursements associated with administrative expenses, and net of compensation expense (excluding equity-based compensation, and incentive and carried interest compensation expense or reversal) and administrative expense (excluding placement fees and straight-line rent expense). IM FRE is used to assess the extent to which direct base compensation and operating expenses are covered by recurring fee revenues in the investment management business. We believe that IM FRE is a useful supplemental performance measure because it may provide additional insight into the profitability of the overall investment management business.

IM FRE is measured as Adjusted EBITDA for the IM segment, adjusted to reflect the Company’s IM segment as a stabilized business by excluding FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion, collectively referred to as “Start-up FRE.” The Company evaluates new investment strategies on a regular basis and excludes Start-Up FRE from IM FRE until such time a new strategy is determined to form part of the Company’s core investment management business.

DigitalBridge | Supplemental Financial Report

Note Regarding DBRG Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments:

Investment Management (IM)
This business represents a leading global digital infrastructure investment platform, managing capital on behalf of a diverse base of global investors. The Company's flagship opportunistic strategy is conducted through its DigitalBridge Partners platform ("DBP"), separately capitalized vehicles and InfraBridge Global Infrastructure Funds (GIF), while other strategies, including digital core, credit, ventures and public equities, are conducted through other investment vehicles. The Company earns management fees, generally based on the amount of assets or capital managed in investment vehicles, and has the potential to earn incentive fees and carried interest based upon the performance of such investment vehicles, subject to achievement of minimum return hurdles. Earnings from our IM segment were attributed 31.5% to Wafra through the end of May 2022 when Wafra's investment in the IM business was redeemed by the Company.

Operating
This business is composed of balance sheet equity interests in digital infrastructure and real estate operating companies, which generally earn rental income from providing use of digital asset space and/or capacity through leases, services and other agreements. The Company currently owns interests in two companies: DataBank, including zColo, an edge colocation data center business; and Vantage SDC, a stabilized hyperscale data center business. Both DataBank and Vantage are also portfolio companies managed under IM for the equity interests owned by third party capital.

Corporate and Other
This segment is composed of the Company's other investment activities and corporate activities.
Other investment activities are composed of the Company's equity interests in: (i) digital investment vehicles, including the DBP flagship funds and InfraBridge GIF funds, and seed investments in various strategies such as digital core, liquid and credit; and (ii) remaining non-digital investments. Outside of its general partner interests, the Company's other equity interests in its sponsored and/or managed digital investment vehicles are considered to be incidental to its digital investment management business. The primary economics to the Company are represented by fee income and carried interest as general partner and/or manager, rather than economics from its equity interest in the investment vehicles as a limited partner or equivalent. With respect to seed investments, these are not intended to be a long-term deployment of capital by the Company and are expected to be warehoused temporarily on the Company's balance sheet until sufficient third party capital has been raised. These other investment activities generate largely principal investment earnings or losses and to a lesser extent, revenues in the form of interest income or dividend income from warehoused investments and consolidated investment vehicles. Effective the third quarter of 2021, these activities are no longer presented separately as the Digital Other and Other segments, which is consistent with and reflects management's focus on its core digital operations and overall simplification of the Company's business. This change in segment presentation is reflected retrospectively. During the first quarter of 2023, the Company sold all of its equity investment in BrightSpire Capital, Inc. (NYSE: BRSP). The Company's investment in BRSP qualified as held for sale and discontinued operations in March 2023. Accordingly, for all prior periods presented, the equity method investment in BRSP is presented as assets held for disposition on the consolidated balance sheets and equity method earnings (loss) from BRSP is presented as loss from discontinued operations on the consolidated statements of operations. This change is reflected retrospectively.
Corporate activities include corporate level cash and corresponding interest income, corporate level financing and related interest expense, corporate level transaction costs, costs in connection with unconsummated investments, income and expense related to cost reimbursement arrangements with affiliates, fixed assets for administrative use, compensation expense not directly attributable to reportable segments, corporate level administrative and overhead costs, and adjustments to eliminate intercompany fees. Costs which are directly attributable, or otherwise can be subjected to a reasonable and systematic allocation, have been allocated to each of the reportable segments. As segment results are presented before elimination of intercompany fees, elimination adjustment pertains to fee income earned by the IM segment from third party capital in investment vehicles managed by the Company and consolidated within the Operating segment and in Corporate and Other.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC or the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.

DigitalBridge | Supplemental Financial Report

Table of Contents

			Page
I.	Financial Overview
	a.	Summary Financial Metrics	6
	b.	Investment Management	7
II.	Financial Results
	a.	Balance Sheet Consolidated & Noncontrolling Interests’ Share	8-9
	b.	Consolidated Segment Operating Results	10
	c.	Noncontrolling Interests’ Share Segment Operating Results	11
	d.	Segment Reconciliation of Net Income to DE and Adjusted EBITDA	12-13
III.	Capitalization
	a.	Debt Summary	14
	b.	Secured Fund Fee Revenue Notes and Variable Funding Notes	15
	c.	Convertible/Exchangeable Notes & Perpetual Preferred Stock	16
IV.	Operating		17-18
V.	Other		19
VI.	Cash G&A Expense		20

Appendices
	Reconciliations of IM FRE and Operating Adjusted EBITDA to Net Income (Loss)		22
	Reconciliations of DE and Adjusted EBITDA and to Net Income (Loss)		23-24
	Definitions		25

DigitalBridge | Supplemental Financial Report	5

Ia. Summary Financial Metrics

($ and shares in thousands, except per share data and as noted) (Unaudited)	3/31/2023 - 1Q23	12/31/2022 - 4Q22	9/30/2022 - 3Q22	6/30/2022 - 2Q22	3/31/2022 - 1Q22	12/31/2021 - 4Q21	9/30/2021 - 3Q21	6/30/2021 - 2Q21
Financial Data
Total Company
Net income (loss) attributable to common stockholders	$(212,473)	$(19,356)	$(63,273)	$(37,321)	$(262,316)	$(20,686)	$41,036	$(141,260)
Net income (loss) attributable to common stockholders per basic share(1)	(1.34)	(0.12)	(0.39)	(0.24)	(1.84)	(0.16)	0.33	(1.18)
Distributable Earnings ("DE")	(3,365)	(18,393)	32,335	603	(5,064)	(11,636)	(4,886)	(11,794)
DE per basic share(1)	(0.02)	(0.11)	0.18	—	(0.03)	(0.08)	(0.04)	(0.09)
Adjusted EBITDA	25,626	27,759	29,097	30,928	20,494	20,957	17,622	15,377

Investment Management
Total Assets Under Management ("AUM") (in billions)(2)	$69.3	$52.8	$50.3	$47.9	$46.6	$45.3	$37.8	$34.9
Fee Earning Equity Under Management ("FEEUM") (in billions)	$27.7	$22.2	$20.5	$19.0	$18.8	$18.3	$16.5	$14.5
IM management fee income - DBRG OP share	59,229	45,272	42,039	36,948	29,921	38,396	35,724	33,348
IM FRE - DBRG OP share	34,512	24,228	21,498	20,759	16,989	23,757	22,922	19,470
IM FRE margin %	58.3%	53.5%	51.1%	56.2%	56.8%	61.9%	64.2%	58.4%
Net realized carried interest and incentive fees	243	12,377	20,258	—	(1,172)	1,092	7	1,565

Balance Sheet and Capitalization
Consolidated assets	$10,743,429	$11,028,503	$11,740,829	$11,877,288	$11,232,157	$14,197,816	$15,442,981	$15,921,346
Consolidated debt(3)	5,449,950	5,212,657	5,394,134	5,612,274	5,187,597	4,922,722	4,621,240	3,919,255
DBRG OP Share:
Total Assets	3,001,644	3,334,288	3,755,231	4,177,806	3,561,501	6,233,158	6,086,259	6,929,390
Corporate debt	578,422	578,422	578,422	648,422	578,422	638,739	800,000	545,000
Investment-level debt	596,085	568,230	775,358	1,097,943	880,464	727,789	591,943	528,609
Total Debt(3)	1,174,507	1,146,652	1,353,780	1,746,365	1,458,886	1,366,528	1,391,943	1,073,609

Corporate cash	449,368	733,382	423,441	55,628	813,237	986,197	606,447	396,906
Corporate cash & VFN / Revolver borrowing availability	749,368	1,033,382	723,441	285,628	1,013,237	1,186,197	806,447	751,906

Perpetual Preferred Equity, $25 per share liquidation preference	827,711	827,779	827,779	883,500	883,500	883,500	947,500	1,033,750

Basic shares and OP units outstanding(1)	174,235	172,712	175,918	176,930	162,461	155,138	136,791	136,454
Diluted shares and OP units outstanding(1)	183,154	181,692	186,911	189,572	176,087	184,359	174,598	175,233
Common dividend per share	$0.01	$0.01	$0.01	$—	$—	$—	$—	$—

Notes:
(1)    In August 2022, the Company effectuated a 1-for-4 reverse stock split of its shares of class A and B common stock. All prior period common share and per share information is presented after giving effect to the reverse stock split.
(2)    Total AUM includes IM AUM of $67.6 billion, Operating AUM of $1.1 billion and Digital Other AUM of $0.6 billion.
(3)    Represents principal balance and excludes debt issuance costs, discounts and premiums.

DigitalBridge | Supplemental Financial Report	6

Ib. Investment Management

($ in millions)		3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Investment Management AUM (1)		$67,608	$51,303	$48,304	$45,296	$44,517	$43,619	$36,337	$33,551

Investment Management FEEUM	3/31/23 Annual IM Fee Rate	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
DigitalBridge Partners I (DBP I)	1.10%	$3,180	$3,165	$2,802	$3,048	$3,034	$3,215	$3,040	$3,081
DigitalBridge Partners II (DBP II)	1.18%	7,996	7,996	7,996	7,996	7,996	8,001	7,146	5,519
Separately Capitalized Portfolio Companies	0.75%	2,187	2,512	2,370	2,401	2,372	2,148	2,576	2,576
InfraBridge Global Infrastructure Funds (GIF)	1.24%	4,355	—	—	—	—	—	—	—
InfraBridge Other	0.66%	728	—	—	—	—	—	—	—
Co-Investment (Sidecar) Capital	0.49%	7,000	6,525	6,310	4,651	4,370	4,105	3,184	2,817
Digital Core, Liquid and Credit Strategies	0.58%	2,248	2,036	1,021	933	1,013	786	510	512
IM FEEUM	0.91%	$27,694	$22,234	$20,499	$19,029	$18,785	$18,255	$16,456	$14,505

($ in thousands)
IM FRE		1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Fee income		$58,600	$44,371	$41,353	$44,758	$43,155	$43,145	$37,751	$33,304
Fee income, other (2)		629	901	686	355	523	8,787	12,809	8,996
Other income		492	535	386	530	251	273	483	84
Compensation expense—cash		(19,795)	(17,805)	(18,876)	(17,725)	(17,675)	(16,275)	(16,933)	(14,426)
Administrative expenses		(6,329)	(6,417)	(4,450)	(4,794)	(4,012)	(3,446)	(2,675)	(2,337)
Exclude: Start-up FRE of certain new strategies		915	2,643	2,399	2,335	2,362	2,306	2,224	2,059
IM FRE (3)		$34,512	$24,228	$21,498	$25,459	$24,604	$34,790	$33,659	$27,680

DBRG OP share of IM FRE(4)		$34,512	$24,228	$21,498	$20,759	$16,989	$23,757	$22,922	$19,470

Notes:
(1)    Includes AUM of: $6.2 billion DBP I, $13.2 billion DBP II, $7.7 billion Separately Capitalized Portfolio Companies, $8.4 billion InfraBridge GIF and Other, $29.1 billion Co-Investment (Sidecar) Capital, and $3.0 billion Digital Core, Liquid and Credit Strategies.
(2)    Includes service fee income and one time catch-up fees earned, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date.
(3)    For a reconciliation of net income / (loss) to IM FRE, please refer to the Appendices section of this presentation.
(4)    In May 2022, DigitalBridge acquired Wafra’s 31.5% ownership in the Company's investment management business that Wafra initially acquired in July 2020, which resulted in 100% of the Company's IM FRE becoming entitled to DigitalBridge.

DigitalBridge | Supplemental Financial Report	7

IIa. Financial Results - Balance Sheet

($ in thousands, except per share data) (unaudited)	As of March 31, 2023
	Consolidated	Noncontrolling Interests' Share
Assets
Cash and cash equivalents	$668,524	$101,965
Restricted cash	155,690	132,399
Investments	1,226,952	468,854
Real estate	5,964,807	5,242,549
Goodwill	907,937	412,084
Deferred leasing costs and intangible assets	1,098,520	849,123
Other assets	642,451	534,811
Due from affiliates	67,285	—
Assets held for disposition	11,263	—
Total assets	$10,743,429	$7,741,785
Liabilities
Corporate debt	$569,771	$—
Non-recourse investment-level debt	4,752,050	4,169,621
Intangible liabilities	28,441	24,848
Other liabilities	1,133,568	789,010
Liabilities related to assets held for disposition	374	—
Total liabilities	6,484,204	4,983,479
Commitments and contingencies
Redeemable noncontrolling interests	107,413	107,413
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $827,711 liquidation preference; 250,000 shares authorized; 33,108 shares issued and outstanding	800,303	—
Common stock, $0.04 par value per share
Class A, 949,000 shares authorized; 161,834 shares issued and outstanding	6,473	—
Class B, 1,000 shares authorized; 166 shares issued and outstanding	7	—
Additional paid-in capital	7,823,722	—
Accumulated deficit	(7,176,706)	—
Accumulated other comprehensive income (loss)	(1,478)	—
Total stockholders’ equity	1,452,321	—
Noncontrolling interests in investment entities	2,650,893	2,650,893
Noncontrolling interests in Operating Company	48,598	—
Total equity	4,151,812	2,650,893
Total liabilities, redeemable noncontrolling interests and equity	$10,743,429	$7,741,785

DigitalBridge | Supplemental Financial Report	8

IIa. Financial Results - Balance Sheet

Supplemental Schedule to Consolidated Balance Sheets

($ in thousands) (unaudited)	As of March 31, 2023
	Investment Management	Operating	Corporate and Other
Assets
Cash and cash equivalents	$56,943	$65,097	$546,484
Restricted cash	2,324	152,262	1,104
Investments	345,826	6,804	874,322
Real estate	—	5,964,807	—
Goodwill	444,817	463,120	—
Deferred leasing costs and intangible assets	128,973	969,036	511
Other assets	15,966	581,848	44,637
Due from affiliates	61,455	—	5,830
Total assets	$1,056,304	$8,202,974	$1,472,888
Liabilities
Corporate debt	$199,033	$70,246	$300,492
Non-recourse investment-level debt	—	4,751,701	349
Intangible liabilities	—	28,441	—
Other liabilities	218,712	721,319	193,537
Total liabilities	417,745	5,571,707	494,378
Redeemable noncontrolling interests	1,098	—	106,315
Noncontrolling interests in investment entities	151,985	2,369,836	127,770

DigitalBridge | Supplemental Financial Report	9

IIb. Financial Results - Consolidated Segment Operating Results

	Three Months Ended March 31, 2023
($ in thousands) (unaudited)	Investment Management	Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Fee income	$60,098	$—	$(972)	$—	$59,126
Carried interest allocation (reversal)	(54,756)	—	—	—	(54,756)
Principal investment income (loss)	318	—	3,244	—	3,562
Property operating income	—	230,927	—	—	230,927
Other income	1,169	737	9,395	—	11,301
Total revenues	6,829	231,664	11,667	—	250,160
Expenses
Property operating expense	—	97,126	—	—	97,126
Interest expense	2,603	59,984	4,609	—	67,196
Investment expense	536	5,203	12	—	5,751
Transaction-related costs	5,192	—	3,335	—	8,527
Depreciation and amortization	6,409	134,699	466	—	141,574
Compensation expense - cash and equity-based	28,182	27,179	19,289	—	74,650
Compensation expense (reversal) - carried interest and incentive fee	(36,831)	—	—	—	(36,831)
Administrative expenses	6,407	7,240	12,859	—	26,506
Total expenses	12,498	331,431	40,570	—	384,499
Other gain (loss), net	3,082	1,769	(147,596)	—	(142,745)
Income (loss) from continuing operations before income taxes	(2,587)	(97,998)	(176,499)	—	(277,084)
Income tax benefit (expense)	(217)	56	(881)	—	(1,042)
Income (loss) from continuing operations	(2,804)	(97,942)	(177,380)	—	(278,126)
Income (loss) from discontinued operations	—	—	—	(14,218)	(14,218)
Net income (loss)	(2,804)	(97,942)	(177,380)	(14,218)	(292,344)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	418	—	6,525	—	6,943
Investment entities	(857)	(86,254)	1,766	517	(84,828)
Operating Company	(167)	(899)	(14,522)	(1,074)	(16,662)
Net income (loss) attributable to DigitalBridge Group, Inc.	(2,198)	(10,789)	(171,149)	(13,661)	(197,797)
Preferred stock dividends	—	—	14,676	—	14,676
Net income (loss) attributable to common stockholders	$(2,198)	$(10,789)	$(185,825)	$(13,661)	$(212,473)

DigitalBridge | Supplemental Financial Report	10

IIc. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended March 31, 2023
($ in thousands) (unaudited)	Investment Management	Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Fee income	$—	$—	$—	$—	$—
Carried interest allocation (reversal)	(1,310)	—	—	—	(1,310)
Principal investment income (loss)	174	—	712	—	886
Property operating income	$—	$203,516	$—	$—	203,516
Other income	—	659	603	—	1,262
Total revenues	(1,136)	204,175	1,315	—	204,354
Expenses
Property operating expense	—	85,639	—	—	85,639
Interest expense	—	52,199	14	—	52,213
Investment expense	—	4,529	—	—	4,529
Transaction-related costs	—	—	—	—	—
Depreciation and amortization	—	118,590	—	—	118,590
Compensation expense - cash and equity-based	—	23,520	—	—	23,520
Compensation expense (reversal) - carried interest and incentive fee	—	—	—	—	—
Administrative expenses	—	6,259	289	—	6,548
Total expenses	—	290,736	303	—	291,039
Other gain (loss), net	623	1,569	7,328	—	9,520
Income (loss) from continuing operations before income taxes	(513)	(84,992)	8,340	—	(77,165)
Income tax benefit (expense)	—	50	—	—	50
Income (loss) from continuing operations	(513)	(84,942)	8,340	—	(77,115)
Income (loss) from discontinued operations	—	—	—	517	517
Net income (loss)	(513)	(84,942)	8,340	517	(76,598)
Non-pro rata allocation of income (loss) to noncontrolling interests	74	(1,312)	(49)	—	(1,287)
Net income (loss) attributable to noncontrolling interests	$(439)	$(86,254)	$8,291	$517	$(77,885)

DigitalBridge | Supplemental Financial Report	11

IId. Financial Results - Segment Reconciliation of Net Income to DE and Adjusted EBITDA

	OP pro rata share by segment					Amounts attributable to noncontrolling interests	DBRG consolidated as reported
($ in thousands; for the three months ended March 31, 2023; and unaudited)	IM	Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(2,198)	$(10,789)	$(185,825)	$(13,661)	$(212,473)	$—	$(212,473)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(167)	(899)	(14,522)	(1,074)	(16,662)	—	(16,662)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(2,365)	(11,688)	(200,347)	(14,735)	(229,135)	—	(229,135)

Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges(1)	9,682	32	8,870	9	18,593	(202)	18,391
Other (gain) loss, net (excluding realized gain or loss related to digital assets and fund investments in Corporate and Other)	(3,082)	(194)	144,539	10,774	152,037	(10,808)	141,229
Unrealized carried interest (allocation) reversal, net of associated compensation (expense) reversal	16,606	—	—	—	16,606	1,634	18,240
Compensation expense - equity-based	3,898	581	6,872	23	11,374	4,965	16,339
Depreciation and amortization	6,409	15,490	466	266	22,631	118,589	141,220
Straight-line rent revenue and expense	77	(198)	(352)	(9)	(482)	(1,245)	(1,727)
Amortization of acquired above- and below-market lease values, net	—	10	—	—	10	16	26
Non-revenue enhancing capital expenditures	—	(1,054)	—	—	(1,054)	(7,510)	(8,564)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	291	1,715	377	16	2,399	13,124	15,523
Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	(118,563)	(118,563)
DE from discontinued operations	—	—	—	3,656	3,656	—	3,656
After-tax DE	$31,516	$4,694	$(39,575)	$—	$(3,365)	$—	$(3,365)

Notes:
(1)    Restructuring charges primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.

DigitalBridge | Supplemental Financial Report	12

IId. Financial Results - Segment Reconciliation of Net Income to DE and Adjusted EBITDA

	OP pro rata share by segment
($ in thousands; for the three months ended March 31, 2023; and unaudited)	IM	Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
After-tax DE	$31,516	$4,694	$(39,575)	$—	$(3,365)
Interest expense included in DE	2,247	6,070	4,232	—	12,549
Income tax expense (benefit) included in DE	217	(6)	881	—	1,092
Preferred dividends	—	—	14,676	—	14,676
Principal investment income (loss)	(144)	—	(133)	—	(277)
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(243)	—	—	—	(243)
Investment costs and non-revenue enhancing capital expenditures in DE	4	1,190	—	—	1,194
Adjusted EBITDA	$33,597	$11,948	$(19,919)	$—	$25,626

DigitalBridge | Supplemental Financial Report	13

IIIa. Capitalization - Debt Summary

($ in thousands; as of March 31, 2023)
Consolidated debt	Payments due by period(1)
	2023		2024	2025	2026	2027 and after	Total
Investment-level debt:
Operating - Fixed	$2,985		$600,753	$700,000	$1,519,690	$1,685,000	$4,508,428
Operating - Variable	100,000		262,500	—	—	—	362,500
Other - Variable	—		600	—	—	—	600
Total Investment-level debt	102,985		863,853	700,000	1,519,690	1,685,000	4,871,528
Corporate debt:
2021-1, A-1 Variable Funding Notes	—		—	—	—	—	—
2021-1, Class A-2 Term Notes	—		—	—	300,000	—	300,000
Convertible/exchangeable senior notes	200,000	(2)	—	78,422	—	—	278,422
Total debt - consolidated	$302,985		$863,853	$778,422	$1,819,690	$1,685,000	$5,449,950

								Fixed/Variable	WA Interest Rate	WA Remaining Term
DBRG OP share of debt	Payments due by period(1)
	2023		2024	2025	2026	2027 and after	Total
Investment-level debt:
Operating - Fixed	$392		$78,879	$91,910	$178,653	$206,154	$555,988	Fixed	3.1%	3.4
Operating - Variable	11,020		28,928	—	—	—	39,948	Variable	8.7%	0.8
Other - Variable	—		149	—	—	—	149	Variable	6.4%	1.4
Total Investment-level debt	11,412		107,956	91,910	178,653	206,154	596,085
Corporate debt:
2021-1, A-1 Variable Funding Notes	—		—	—	—	—	—	Variable	n/a	3.5
2021-1, Class A-2 Term Notes	—		—	—	300,000	—	300,000	Fixed	3.9%	3.5
Convertible/exchangeable senior notes	200,000	(2)	—	78,422	—	—	278,422	Fixed	5.2%	0.7
Total debt - DBRG OP share	$211,412		$107,956	$170,332	$478,653	$206,154	$1,174,507

Net corporate debt
Cash and cash equivalents - consolidated							$668,524
less: Noncontrolling interests							(101,965)
less: Investment level cash - DBRG OP share							(117,191)
Corporate cash - DBRG OP share							449,368
Corporate debt - DBRG OP share							(578,422)
Net corporate debt - DBRG OP share							$(129,054)

Notes:
(1)    Maturity dates are based on initial maturity dates or extended maturity dates, where applicable, the extension option is at the Company’s discretion and if the criteria to extend have been met as of the reporting date.
(2)    Fully repaid in April 2023.

DigitalBridge | Supplemental Financial Report	14

IIIb. Capitalization - DBRG Series 2021-1

($ in thousands, as of March 31, 2023)
Class A-2 Term Notes
Amount outstanding	$300,000
Interest rate	3.933%
Anticipated Repayment Date (ARD)	September 25, 2026
Kroll Rating	BBB

Class A-1 Variable Funding Notes
Maximum Available	$300,000	(1)
Amount outstanding	$—
Interest Rate	1M Term SOFR + 3.00%	(1)
Fully extended Anticipated Repayment Date (ARD)(2)	September 25, 2026

Financial covenants:	Covenant level
Debt Service Coverage Ratio(3)	Minimum 1.75x
Loan to Value Ratio(4)	Less than 35.0%
Investment Management Expense Ratio(5)	Less than 60.0%
Company status: As of May 2, 2023, DBRG is meeting all required covenant threshold levels.

Notes:
(1)    Effective April 1, 2022, the maximum principal amount of the Series 2021-1 Class A-1 Variable Funding Notes increased to $300 million and Term SOFR replaced LIBOR as the benchmark for accruing interest on the Series 2021-1 Class A-1 Variable Funding Notes. 1 month term SOFR is adjusted to include 0.11448% as defined in the Amendment No.1 to Class A-1 Note Purchase Agreement.
(2)    Anticipated Repayment Date is September 25, 2026 including two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions.
(3)    Debt service coverage ratio covenant thresholds: minimum of 1.75x for ability to borrow from the VFN; below 1.75x to 1.50x = 50% cash trap; below 1.50x to 1.20x = 100% cash trap; and below 1.20x = cash sweep.
(4)    100% cash sweep until LTV is less than 35%.
(5)    50% cash sweep until ratio is less than 60%.

DigitalBridge | Supplemental Financial Report	15

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of March 31, 2023)
Convertible/exchangeable debt
Description	Outstanding principal		Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.75% Exchangeable senior notes	$78,422		July 15, 2025	5.75% fixed	$9.20	108.6956	8,524
5.0% Convertible senior notes	200,000	(2)	April 15, 2023	5.00% fixed	63.02	15.8675	3,174
Total convertible debt	$278,422

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series H 7.125% cumulative redeemable perpetual preferred stock	210,731	8,429	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	324,710	12,988	Callable
Series J 7.125% cumulative redeemable perpetual preferred stock	292,270	11,691	Callable
Total preferred stock	$827,711	33,108

Notes:
(1)    Callable at principal amount only if DBRG common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after July 21, 2023, for the 5.75% exchangeable senior notes and on or after April 22, 2020, for the 5.0% convertible senior notes.
(2)    Fully repaid in April 2023.

DigitalBridge | Supplemental Financial Report	16

IV. Operating

($ in millions)
Portfolio Net Carrying Value	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Consolidated amount
Asset(1)	$8,920	$8,704	$8,515	$8,429	$8,397	$7,624	$7,211	$6,736
Debt(2)	(4,870)	(4,634)	(4,506)	(4,477)	(4,479)	(4,217)	(3,817)	(3,374)
Net Carrying Value - Consolidated	$4,050	$4,070	$4,009	$3,952	$3,918	$3,407	$3,394	$3,362

DBRG OP share of consolidated amount
Asset(1)	$1,077	$1,052	$1,133	$1,466	$1,460	$1,233	$1,157	$1,093
Debt(2)	(596)	(568)	(598)	(746)	(746)	(661)	(588)	(529)
Net Carrying Value - DBRG OP share	$481	$484	$535	$720	$714	$572	$569	$564

DBRG net carrying value % interest	12%	12%	13%	18%	18%	17%	17%	17%

($ in thousands)
Operating Adjusted EBITDA	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Consolidated amount
Total revenues	$231,664	$229,278	$225,387	$227,687	$202,522	$189,938	$194,966	$189,093
Property operating expenses	(97,126)	(97,457)	(100,051)	(94,744)	(84,003)	(78,950)	(80,226)	(77,140)
Compensation and administrative expenses	(34,419)	(27,452)	(37,974)	(29,139)	(26,855)	(28,879)	(29,766)	(28,488)
Investment expenses	(5,203)	(5,547)	(5,288)	(5,487)	(8,016)	(5,153)	(4,862)	(5,255)
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(1,221)	(1,749)	(2,827)	(236)	(377)	370	482	(98)
Compensation expense—equity-based	5,275	(95)	10,852	752	752	1,918	308	308
Installation services	—	—	—	—	—	2,097	(4,058)	576
Transaction-related and restructuring charges	184	1,574	1,105	2,400	4,636	3,188	4,042	2,999
Operating Adjusted EBITDA - Consolidated (3)	$99,154	$98,552	$91,204	$101,233	$88,659	$84,529	$80,886	$81,995

DBRG OP share of consolidated amount
Total revenues	$27,481	$27,927	$38,305	$41,448	$36,882	$32,464	$33,771	$32,624
Property operating expenses	(11,487)	(11,794)	(17,096)	(17,649)	(15,614)	(13,740)	(14,115)	(13,690)
Compensation and administrative expenses	(3,787)	(3,106)	(7,348)	(6,246)	(5,752)	(5,457)	(5,615)	(5,350)
Investment expenses	(674)	(716)	(729)	(793)	(1,169)	(732)	(709)	(819)
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(198)	(263)	(227)	246	195	244	295	247
Compensation expense—equity-based	581	(11)	2,092	164	164	384	62	62
Installation services	—	—	—	—	—	419	(812)	115
Transaction-related and restructuring charges	32	77	175	473	791	618	759	587
Operating Adjusted EBITDA - DBRG OP share	$11,948	$12,114	$15,172	$17,643	$15,497	$14,200	$13,636	$13,776
Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash. Represents cost of investment and additional capital expenditures less real estate impairments.
(2)    Represents unpaid principal balance.
(3)    For a reconciliation of net income/(loss) to Adjusted EBITDA, please refer to the Appendices section of this presentation.

DigitalBridge | Supplemental Financial Report	17

IV. Operating

Operating Capital Expenditures
Consolidated amount	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Non-revenue enhancing capital expenditures	$8,564	$14,775	$10,992	$13,377	$7,418	$6,410	$7,387	$4,423
Revenue enhancing capital expenditures	129,710	135,506	147,046	101,100	84,668	94,018	42,841	40,460
Total capital expenditures	$138,274	$150,281	$158,038	$114,477	$92,086	$100,428	$50,228	$44,883

Leasing Commissions	$2,204	$2,194	$2,146	$2,660	$1,266	$1,535	$1,233	$5,024

DBRG OP share of consolidated amount
Non-revenue enhancing capital expenditures	$1,054	$1,746	$1,878	$2,571	$1,372	$1,097	$1,349	$764
Revenue enhancing capital expenditures	14,337	15,053	25,118	21,249	17,578	18,090	8,315	7,538
Total capital expenditures	$15,391	$16,799	$26,996	$23,820	$18,950	$19,187	$9,664	$8,302

Leasing Commissions	$243	$244	$367	$489	$308	$307	$213	$756

Operating Metrics	3/31/2023 - 1Q23	12/31/2022 - 4Q22	9/30/2022 - 3Q22	6/30/2022 - 2Q22	3/31/2022 - 1Q22	12/31/2021 - 4Q21	9/30/2021 - 3Q21	6/30/2021 - 2Q21
Number of Data Centers	83	84	82	82	78	78	76	76
Max Critical I.T. Square Feet	2,405,353	2,405,387	2,349,827	2,317,827	1,980,317	1,949,144	1,819,946	1,809,943
Leased Square Feet	1,913,007	1,887,659	1,852,321	1,817,101	1,608,378	1,552,517	1,467,420	1,439,291
% Utilization Rate	79.5%	78.5%	78.8%	78.4%	81.2%	79.7%	80.6%	79.5%
MRR (Annualized)	$907.4	$913.4	$889.0	$892.0	$812.3	$790.4	$773.1	$750.2
Bookings (Annualized)	$20.6	$18.2	$22.4	$56.5	$14.2	$15.3	$16.6	$16.4
Quarterly Churn (% of Prior Quarter MRR)	1.7%	1.3%	1.0%	1.7%	0.9%	1.9%	1.3%	1.3%

DigitalBridge | Supplemental Financial Report	18

V. Other

($ in thousands)
Consolidated amount	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
GP Co-investment in DBP I and II Investments	$345,719	$343,137	$277,450	$284,282	$248,663	$242,856	$230,972	$225,411
GP Co-investment in GIF Investment	142,280	—	—	—	—	—	—	—
Equity interests in digital investment vehicles and warehouse / seed investments	346,774	316,299	769,431	906,076	423,467	290,113	272,134	198,934
Other - digital assets net carrying value	$834,773	$659,436	$1,046,881	$1,190,358	$672,130	$532,969	$503,106	$424,345

DBRG OP share of consolidated amount
GP Co-investment in DBP I and II Investments	$272,395	$270,400	$215,872	$217,504	$187,247	$183,612	$173,732	$171,012
GP Co-investment in GIF Investment	142,280	—	—	—	—	—	—	—
Equity interests in digital investment vehicles and warehouse / seed investments	184,938	178,379	467,014	591,066	308,578	174,566	165,902	98,476
Other - digital assets net carrying value	$599,613	$448,779	$682,886	$808,570	$495,825	$358,178	$339,634	$269,488

DigitalBridge | Supplemental Financial Report	19

VI. Cash G&A Expense

($ in thousands)
	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Investment Management Cash G&A
Cash and equity-based compensation	$28,182	$30,829	$22,566	$23,230	$24,808	$20,802	$21,606	$16,262
Administrative expenses	6,407	7,958	4,517	4,869	4,171	4,387	5,820	9,345
Compensation expense—equity-based	(3,898)	(7,939)	(2,654)	(3,361)	(3,190)	(2,011)	(2,046)	(1,785)
Administrative expenses—straight-line rent	(77)	(66)	(68)	(76)	(159)	(75)	(74)	(50)
Administrative expenses—placement agent fee	—	—	—	—	—	(880)	(3,069)	(6,959)
Transaction-related and restructuring charges	(4,490)	(6,560)	(1,035)	(2,143)	(3,943)	(2,502)	(2,629)	(50)
Investment Management Cash G&A	26,124	24,222	23,326	22,519	21,687	19,721	19,608	16,763

Corporate & Other Cash G&A
Cash and equity-based compensation	19,289	10,804	12,404	9,333	20,778	12,084	15,200	13,061
Administrative expenses	12,859	23,373	17,992	12,574	16,815	21,171	12,474	9,548
Compensation expense—equity-based	(6,872)	329	(5,171)	(4,840)	(5,878)	(3,837)	(4,651)	(5,721)
Administrative expenses—straight-line rent	352	485	660	741	856	1,195	602	375
Administrative expenses—noncontrolling interests	(289)	(248)	(338)	(327)	(302)	(377)	(332)	(255)
Transaction-related and restructuring charges	(6,273)	(18,443)	(10,549)	(2,828)	(14,352)	(14,229)	(5,027)	(1,399)
Corporate & Other Cash G&A	19,066	16,300	14,998	14,653	17,917	16,007	18,266	15,609

DBRG Cash G&A excluding Portfolio Company G&A	$45,190	$40,522	$38,324	$37,172	$39,604	$35,728	$37,874	$32,372

Corporate & Other EBITDA
EBITDA, excluding Cash G&A	$(853)	$10,360	$9,825	$9,414	$8,162	$1,273	$1,515	$(239)
Cash G&A	(19,066)	(16,300)	(14,998)	(14,653)	(17,917)	(16,007)	(18,266)	(15,609)
Corporate & Other EBITDA	$(19,919)	$(5,940)	$(5,173)	$(5,239)	$(9,755)	$(14,734)	$(16,751)	$(15,848)

DigitalBridge | Supplemental Financial Report	20

Appendices

DigitalBridge | Supplemental Financial Report	21

Reconciliations of IM FRE and Operating Adjusted EBITDA to Net Income (Loss)

($ in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
IM net income (loss)	(2,804)	81,167	46,065	67,995	(9,143)	28,194	39,272	15,786
Adjustments:
Interest expense (income)	2,411	2,200	2,906	2,771	2,500	2,499	2,250	—
Investment expense, net of reimbursement	51	156	230	(200)	138	(12)	—	—
Depreciation and amortization	6,409	6,135	5,369	5,375	5,276	5,928	8,242	6,298
Compensation expense—equity-based	3,898	6,639	2,654	3,361	3,191	2,011	2,046	1,786
Compensation expense—carried interest and incentive	(36,831)	92,738	80,831	49,069	(20,352)	25,921	31,736	8,266
Administrative expenses—straight-line rent	77	1,541	68	76	159	75	74	50
Administrative expenses—placement agent fee	—	—	—	—	—	880	3,069	6,959
Transaction-related and restructuring charges	9,682	8,101	2,317	4,042	3,942	2,516	2,627	51
Incentive/performance fee income	53,887	(176,944)	(121,698)	(110,779)	31,119	(5,720)	(1,313)	(4,489)
Principal investment income (loss)	(318)	(2,072)	(1,016)	(1,016)	(17)	(31,608)	(59,196)	(11,203)
Other (gain) loss, net	(3,082)	(248)	110	424	3,055	(52)	(461)	(119)
Income tax (benefit) expense	217	2,172	1,263	2,006	2,374	1,852	3,089	2,236
IM Adjusted EBITDA	$33,597	$21,585	$19,099	$23,124	$22,242	$32,484	$31,435	$25,621
Exclude: Start-up FRE of certain new strategies	915	2,643	2,399	2,335	2,362	2,306	2,224	2,059
IM FRE	$34,512	$24,228	$21,498	$25,459	$24,604	$34,790	$33,659	$27,680
Wafra’s 31.5% ownership	—	—	—	(4,700)	(7,615)	(11,033)	(10,737)	(8,210)
DBRG OP share of IM FRE	$34,512	$24,228	$21,498	$20,759	$16,989	$23,757	$22,922	$19,470

	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Operating net income (loss) from continuing operations	(97,942)	(76,990)	(93,772)	(85,428)	(74,141)	(83,909)	(71,822)	(10,850)
Adjustments:
Interest expense	59,984	45,222	40,770	37,233	36,184	35,144	29,839	29,272
Income tax (benefit) expense	(56)	509	(5)	161	(330)	(1,941)	1,922	(66,788)
Depreciation and amortization	134,699	133,269	130,663	145,817	122,891	126,436	120,458	126,227
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(1,221)	(1,749)	(2,827)	(236)	(377)	370	482	(98)
Compensation expense—equity-based	5,275	(95)	10,852	752	752	1,918	308	308
Installation services	—	—	—	—	—	2,097	(4,058)	576
Transaction-related and restructuring charges	184	1,574	1,105	2,400	4,636	3,188	4,042	2,999
Other gain/loss, net	(1,769)	(3,188)	4,418	534	(956)	1,226	(285)	349
Operating Adjusted EBITDA	$99,154	$98,552	$91,204	$101,233	$88,659	$84,529	$80,886	$81,995

DigitalBridge | Supplemental Financial Report	22

Reconciliations of DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Net income (loss) attributable to common stockholders	$(212,473)	$(19,356)	$(63,273)	$(37,321)	$(262,316)	$(20,686)	$41,036	$(141,260)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)	(1,946)	4,311	(14,980)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(229,135)	(20,939)	(68,107)	(40,411)	(285,178)	(22,632)	45,347	(156,240)

Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges	18,391	23,772	23,249	29,300	24,668	29,977	19,501	5,174
Other (gain) loss, net (excluding realized gain or loss related to digital assets and fund investments in Corporate and Other)	141,229	(16,050)	(7,211)	15,134	130,224	(52,611)	11,319	(151,773)
Unrealized carried interest (allocation) reversal, net of associated compensation (expense) reversal	18,240	(70,541)	(1,228)	(58,775)	13,078	(7,375)	(27,953)	(6,485)
Compensation expense - equity-based	16,339	7,549	18,619	9,344	18,720	19,416	9,038	11,642
Depreciation and amortization	141,220	148,508	146,810	153,548	130,597	145,031	137,602	167,114
Straight-line rent revenue and expense	(1,727)	(7,063)	(8,895)	(2,956)	(2,548)	(1,986)	(1,925)	(2,309)
Amortization of acquired above- and below-market lease values, net	26	100	80	(10)	(248)	(333)	(172)	(1,498)
Impairment loss	—	—	—	12,184	23,802	(40,732)	(8,210)	242,903
Gain from sales of real estate	—	—	—	—	—	(197)	(514)	(2,969)
Non-revenue enhancing capital expenditures	(8,564)	(14,774)	(10,992)	(13,377)	(1,372)	(1,097)	(1,349)	(764)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	15,523	5,572	5,627	5,238	98,465	36,685	7,651	10,196
Preferred share redemption (gain) loss	—	—	—	—	—	2,127	2,865	—
Income tax effect on certain of the foregoing adjustments	—	55	—	—	(589)	8,195	1,663	(42,536)
Adjustments attributable to noncontrolling interests in investment entities	(118,563)	(69,810)	(136,338)	(91,676)	(132,237)	(105,150)	(83,074)	(15,334)
DE from discontinued operations	3,656	(4,772)	70,721	(16,940)	(22,446)	(20,954)	(116,675)	(68,915)
After-tax DE	$(3,365)	$(18,393)	$32,335	$603	$(5,064)	$(11,636)	$(4,886)	$(11,794)

DigitalBridge | Supplemental Financial Report	23

Reconciliations of DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
After-tax DE	$(3,365)	$(18,393)	$32,335	$603	$(5,064)	$(11,636)	$(4,886)	$(11,794)
Interest expense included in DE	12,549	13,756	16,348	14,142	13,280	13,775	14,160	11,834
Income tax expense (benefit) included in DE	1,092	30,616	(7,839)	(2,662)	(6,849)	631	(12,638)	(8,224)
Preferred dividends	14,676	14,765	15,283	15,759	15,759	16,139	17,456	18,516
Principal Investment Income (Loss)	(277)	(1,860)	(9,303)	—	(58)	(157)	(198)	—
Placement fee expense	—	—	—	—	—	603	2,102	4,767
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(243)	(12,377)	(20,258)	—	1,172	(1,092)	(7)	(1,565)
Investment costs and non-revenue enhancing capital expenditures in DE	1,194	1,252	2,531	3,086	2,023	2,463	1,402	1,620
Non pro-rata allocation of income (loss) to noncontrolling interests	—	—	—	—	231	231	231	223
Adjusted EBITDA	$25,626	$27,759	$29,097	$30,928	$20,494	$20,957	$17,622	$15,377

DigitalBridge | Supplemental Financial Report	24

Definitions

Assets Under Management (“AUM”)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period and not renewed.

DigitalBridge Operating Company, LLC (“DBRG OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Fee Related Earnings Margin % ("FRE Margin %")
FRE Margin % represents IM FRE divided by management fee revenues, excluding one-time catch-up fees and/or incentives fees.

Non-revenue Enhancing Capital Expenditures
Represents capitalized expenditures needed to maintain operating real estate which are not expected to generate incremental revenue.

Revenue Enhancing Capital Expenditures
Represents capitalized expenditures including major capital improvements for expansions, transformations and incremental improvements to the operating portfolio intended to result in increased revenues and Adjusted EBITDA at the property.

Max Critical I.T. Square Feet
Amount of total rentable square footage.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

UPB: Unpaid Principal Balance

% Utilization Rate: Amount of leased square feet divided by max critical I.T. square feet.

DigitalBridge | Supplemental Financial Report	25